Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 pertaining to the Alpine Immune Sciences, Inc. (now known as AIS Operating Co., Inc.) Amended and Restated 2015 Stock Plan of our report dated May 18, 2017, with respect to the financial statements of Alpine Immune Sciences, Inc. included in the Registration Statement on Form S-4 (File No. 333-218134) and related proxy statement/prospectus/information statement of Nivalis Therapeutics, Inc, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 18, 2017, included in the Registration Statement on Form S-4 (File No. 333-218134) and related proxy statement/prospectus/information statement of Nivalis Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

September 7, 2017